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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

        DATE OF REPORT (date of earliest event reported): August 4, 2000

                         Commission File Number 0-29495

                           World Commerce Online, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                          52-2205697
    (State of Incorporation)       (IRS Employer Identification Number)

                              9677 Tradeport Drive
                             Orlando, Florida 32827
              (Address of Principal Executive Offices and Zip Code)

                                 (407) 240-8999
               (Registrant's Telephone Number Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

         On August 4, 2000, World Commerce Online, Inc. ("WCOL") through a wholly owned subsidiary (the "Subsidiary"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with ProduceOnline.com, Inc. ("POL") pursuant to which POL merged with and into the Subsidiary (the "Merger") with POL surviving and becoming a wholly-owned subsidiary of WCOL. POL's principal operations provide Internet-based technology products and services that enable business-to-business electronic commerce, or B2B e-commerce, intended for the produce industry.

         The Merger Agreement provides that each outstanding share of POL common stock, par value of $0.001 per share, be converted into 0.07764 (the "Exchange Ratio") shares of WCOL common stock. In addition, each outstanding share of POL Series A preferred stock, par value of $0.001 per share, is convertible into shares of WCOL Series C redeemable convertible preferred stock, par value of $0.001 per share, at a conversion rate equal to the Exchange Ratio divided by ten. Each share of Series C preferred stock is convertible into 10 shares of WCOL common stock.

         Consideration for the acquisition included 423,592 shares of common stock, 91,802 shares of Series C redeemable convertible preferred stock, convertible into 918,021 shares of WCOL common stock, and assumption of liabilities and transaction costs of approximately $2 million. In addition, WCOL issued 372,955 shares of common stock that are subject to a repurchase option that expires over the next 27 months.

Item 5.  Other Events.

         On August 14, 2000, WCOL entered into a Loan and Pledge Agreement with Interprise Technology Partners LP ("ITP") whereby ITP agreed to make loans to WCOL in the aggregate principal amount of $5 million. The loan matures on February 12, 2001, and bears interest at a rate of 10% per annum.


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         In connection with the loan, WCOL granted to ITP a warrant representing the right to purchase up to that number of shares of Series D convertible preferred stock or common stock equal to the quotient obtained by dividing $900,000 by the exercise price ("Warrant Shares"). The exercise price is dependent upon the class of Warrant Shares issued. For Series D preferred stock, the exercise price shall be the lesser of $8 or the price per share of Series D preferred stock issued in a private placement of no less than $10 million that closes prior to February 14, 2001. In the event WCOL sells common stock through an underwritten public offering with net proceeds at least equal to $10 million that closes prior to February 14, 2001, then the warrant will be exercisable for common stock at an exercise price of the lesser of $8 or the price per share of common stock issued in an underwritten public offering. In the event that WCOL fails to enter into either a private placement or public offering, the exercise price shall be adjusted to $4. Upon execution of the warrant, 18,750 vest immediately and additional warrants will vest with each loan draw of $500,000 equal to the quotient obtained by dividing $75,000 by the exercise price upon exercise. The warrant expires on August 14, 2005.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired:

         To be file by amendment on or before October 18, 2000, in accordance with the provisions of paragraph (a) (4) of this Item.

         Pro Forma Financial Information:

         To be filed by amendment on or before October 18, 2000, in accordance with the provisions of paragraph (a) (4) of this item.

(b)      Exhibits:

         The exhibits filed as part of this report are listed below and in the
         Exhibit Index and are attached hereto immediately following the Exhibit Index.

           Exhibit Number                 Description of Exhibit
           --------------                 ----------------------

                  1.1      Agreement and Plan of Merger and Reorganization
                           By and Among World Commerce Online, Inc.,
                           Project Laker, Inc. and ProduceOnline.com, Inc., dated, August 4, 2000.

                  3.1      Certificate of Designations, Powers, Preferences and
                           Rights of Series C Preferred Stock of World Commerce
                           Online, Inc., dated August 4, 2000.

                  4.1      Warrant in favor of Interprise Technology Partners
                           LP, dated August 14, 2000.

                  10.1     Loan and Pledge Agreement by and among World Commerce
                           Online, Inc and Interprise Technology Partners LP, dated August 14, 2000.

                  10.2     Senior Secured Promissory Note, dated August 14,
                           2000.






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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WORLD COMMERCE ONLINE, INC.
                                    (Registrant)



Date:  August 22, 2000              /s/ Robert H. Shaw
                                    --------------------------------------------
                                    Robert H. Shaw
                                    Chairman of the Board and
                                    Chief Executive Officer



                                    /s/ Mark E. Patten
                                    --------------------------------------------
                                    Mark E. Patten
                                    Chief Financial Officer and Executive Vice
                                    President (Principal Financial and
                                    Accounting Officer)


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                                  EXHIBIT INDEX

           Exhibit Number                 Description of Exhibit
           --------------                 ----------------------

                  1.1      Agreement and Plan of Merger and Reorganization
                           By and Among World Commerce Online, Inc.,
                           Project Laker, Inc. and ProduceOnline.com, Inc., dated, August 4, 2000.

                  3.1      Certificate of Designations, Powers, Preferences and
                           Rights of Series C Preferred Stock of World Commerce
                           Online, Inc., dated August 4, 2000.

                  4.1      Warrant in favor of Interprise Technology Partners
                           LP, dated August 14, 2000.

                  10.1     Loan and Pledge Agreement by and among World Commerce
                           Online, Inc and Interprise Technology Partners LP, dated August 14, 2000.

                  10.2     Senior Secured Promissory Note, dated August 14,
                           2000.